UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Main Street Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding Main Street Capital Corporation’s 2020 Annual Meeting of Stockholders to be Held on Monday, May 4, 2020

Main Street Capital Corporation issued the following press release on April 21, 2020, which relates to its proxy statement dated March 23, 2020, and furnished to its stockholders in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders to be held on Monday, May 4, 2020. This supplement should be read along with Main Street Capital Corporation’s proxy statement dated March 23, 2020.

NEWS RELEASE

Contacts:

Main Street Capital Corporation

Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com

Brent D. Smith, CFO, bsmith@mainstcapital.com

713-350-6000

Dennard Lascar Investor Relations

Ken Dennard / ken@dennardlascar.com

Zach Vaughan / zvaughan@dennardlascar.com

713-529-6600

Main Street Announces Change of

2020 Annual Meeting of Stockholders to Virtual Format

HOUSTON – April 21, 2020 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) announced today that, due to the public health impact of the Coronavirus (COVID-19) outbreak and to support the health and well-being of its stockholders and other meeting participants, the location and format of its 2020 Annual Meeting of Stockholders (the “Meeting”) has been changed and will be held as a virtual meeting. As previously announced, the Meeting will be held on Monday, May 4, 2020 at 9:00 AM, Central Time, but will be held in a virtual format only. Stockholders will not be able to attend the Meeting in person.

As described in the proxy materials for the Meeting previously distributed, stockholders are entitled to participate in and vote at the Meeting if they were a stockholder as of the close of business on March 4, 2020, the record date. In order to attend the Meeting, stockholders must register in advance at http://www.viewproxy.com/mainstreetcapital/2020 and enter their name, phone number, email address and control number found on their proxy card, voter instruction form or notice they previously received. If a stockholder is a beneficial holder who holds their shares through an intermediary, such as a bank or broker, they must submit proof of their proxy power (legal proxy) obtained from such intermediary that reflects their Main Street holdings by uploading it during the registration process or emailing it to virtualmeeting@viewproxy.com. Stockholders will receive a confirmation email after they complete their registration that includes their Meeting password and, if they are a beneficial holder who properly submitted proof of their proxy power, a control number that will allow them to participate in and vote at the Meeting. All registrations must be completed no later than 10:59 PM, Central Time on Wednesday, April 29, 2020.

To be admitted to the Meeting at http://www.viewproxy.com/mainstreetcapital/2020/vm, stockholders must enter their control number and provide the Meeting password included in the confirmation email sent after they complete their registration. Stockholders may vote during the Meeting by following the instructions available on the Meeting website.

Whether or not stockholders plan to attend the Meeting, Main Street urges all stockholders to vote and submit their proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The proxy statement and Main Street’s annual report on Form 10-K for the 2019 fiscal year are available on the Internet at http://mainstcapital.com under “SEC Filings” in the “Investors” section of Main Street’s website. Stockholders should note that if they hold their shares through a bank, broker or other nominee (i.e., in street name), they may be able to authorize their proxy by telephone or the Internet, as well as by mail. Stockholders should follow the instructions they receive from their bank, broker or other nominee to vote these shares.

The proxy card included in the proxy materials previously distributed to stockholders will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Meeting.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors.  Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio.  Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million.  Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.